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EX-1(iii)                      FORM S-11          INVESTORS REAL ESTATE TRUST

                          SECURITY SALES AGREEMENT

THIS AGREEMENT, made this 12th day of February, 1997, between INVESTORS REAL ESTATE TRUST, A North Dakota Business Trust, 12 South Main, Minot, North Dakota 58701 (hereinafter ("IRET"), and HUNTINGDON SECURITIES CORPORATION, 216 South Broadway, Suite 101, Minot, North Dakota 58702-0656 (hereinafter "HUNTINGDON").

WHEREAS, IRET has filed a Form S-11 with the Securities and Exchange Commission to register for sale to the public 1,000,000 shares of its shares of Beneficial Interest; and

WHEREAS, HUNTINGDON is a broker registered with the National Association of Securities Dealers and is also registered in states in which said shares of Beneficial Interest will also be registered for sale by IRET;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

          1. IRET hereby employs HUNTINGDON as a Broker to offer said shares of Beneficial Interest for sale of $7.20 per share, minimum purchase of 100 shares. HUNTINGDON agrees to use its best efforts to conduct the sales effort necessary to market said securities subject to the terms and conditions of this agreement. This agreement shall become effective only upon the effectiveness of the registration of said securities by the Securities and Exchange Commission and the applicable state Securities Commissioners and shall terminate contemporaneously with the termination or completion of said registration.

          2. IRET shall be responsible for paying all costs and expenses relating to the registration of said securities, including the preparation, printing and filing of the Prospectus and Registration Statements and all amendments and exhibits, all filing and registration fees and costs, and all legal, accounting, printing and filing fee expenses in connection therewith.

          3. All solicitation expenses including travel, telephone and other expenses incurred by HUNTINGDON and its salesmen shall be the responsibility of HUNTINGDON and its salesmen.

          4. As compensation for its service hereunder, HUNTINGDON shall receive 8% of the proceeds of all of the securities sold and paid for.

          5.   IRET represents and warrants to HUNTINGDON as follows:

          - IRET is a North Dakota Business Trust duly organized and in good standing under the laws of the State of North Dakota and duly authorized to conduct its business in the states in which it operates.

          - The shares of Beneficial Interest described in the Prospectus filed in connection with the above described Offering have the characteristics set forth in said Prospectus and IRET is authorized to issue an unlimited number of its shares of Beneficial Interest under its trust powers.

          - The Financial Statements contained in the Prospectus and by reference incorporated herein are true, correct and complete, and no material, adverse changes have occurred since the issuance of such statement.


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IRET hereby indemnifies and will hold HUNTINGDON harmless from all claims, demands, liabilities and expenses (including legal expenses) arising out of or based on any of the representations or warranties made by IRET herein.

This agreement shall be binding upon and shall inure to the benefit of the parties, their successors and assigns.

                                         INVESTORS REAL ESTATE TRUST

                                       By
                                          ------------------------------------
                                          Thomas A. Wentz, Vice President

                                         HUNTINGDON SECURITIES CORPORATION

                                       By
                                          ------------------------------------
                                          Roger W. Domres, President












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